Exhibit 10.8

LOCK-UP AGREEMENT

February 4, 2025

[*]

Re:	La Rosa Holdings Corp.

Ladies and Gentlemen:

As an inducement to [*] (the “Purchaser”), to execute a securities purchase agreement (the “Purchase Agreement”) providing for a private placement (the “Offering”) of (i) Notes (as defined in the Purchase Agreement), which Notes shall be convertible into shares of the common stock (“Common Stock”), par value $0.0001 per share (the “Shares” or “Securities”), of La Rosa Holdings Corp., a Nevada corporation (the “Company”) and (ii) Incremental Warrants (as defined in the Purchase Agreement), which Incremental Warrants shall be convertible into Incremental Notes (as defined in the Purchase Agreement), which Incremental Notes shall be convertible into shares of Common Stock, the undersigned hereby agrees that without, in each case, the prior written consent of the Purchaser, during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, exercise, convert, exchange or announce the intention to exercise, convert of exchange, or otherwise transfer or dispose of, in each case, directly or indirectly, any Convertible Securities (as defined in the Purchase Agreement) (including, without limitation, Convertible Securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”)) whether now owned or hereafter acquired (the “Undersigned’s Securities”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Securities.

In addition, the undersigned agrees that, without the prior written consent of the Purchaser, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares other than as contemplated in the registration statement relating to the Offering.

The Lock-Up Period shall mean the period commencing on the date of this Lock-Up Agreement and continue and include the Registration Effectiveness Date (as defined in the Purchase Agreement).

Notwithstanding the foregoing shall not apply to: (a) any transfer of Shares acquired in open market transactions following the closing of this Offering, provided the transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made, (b) the transfer of the undersigned’s Convertible Securities in connection with the termination of the undersigned’s employment with the Company or pursuant to contractual arrangements under which the Company has the option to repurchase such shares, provided that no filing by any party under the Exchange Act shall be required or shall be made voluntarily within 45 days after the date the Person ceases to provide services to the Company, and after such 45th day, if the undersigned is required to file a report under the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall indicate in the footnotes thereto that the filing relates to the termination of the undersigned’s employment, and no other public announcement shall be made voluntarily in connection with such transfer (other than the filing on a Form 5 made after the expiration of the Lock-Up Period), or (c) the transfer of Convertible Securities pursuant to a bona fide third-party tender offer for securities of the Company, merger, consolidation or other similar transaction that is approved by the disinterested members of the board of directors of the Company, made to all holders of Common Stock involving a change of control, provided that all of the Undersigned’s Securities subject to this Lock-Up Agreement shall remain subject to the restrictions herein.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Shares and Convertible Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if (i) the Company or the Purchaser informs the other that it does not intend to proceed with the Offering or (ii) the Purchase Agreement does not become effective or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Notes and Incremental Warrants to be sold thereunder.

The undersigned understands that the Purchaser is entering into the Purchase Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Purchaser Agreement, the terms of which are subject to negotiation among the parties thereto.

[Signature page follows]

Very truly yours,

Joseph La Rosa
(Name - Please Print)

(Signature)